Exhibit 99.1

June 3, 2008

Milton “Todd” Ault, III
CEO and President
Zealous Trading Group, Inc.
1800 Century Park East, Suite 200
Los Angeles, California 90067

Dear Todd:

I hereby submit my resignation as a Member of the Board of Directors (including each committee of the Board of Directors) of Zealous Trading Group, Inc., effective June 3, 2008.

/s/ KENT WYATT SR.
Kent Wyatt Sr.